Exhibit 4.03

                     DEBENTURE

     THE SECURITIES REPRESENTED HEREBY HAVE NOT
     BEEN REGISTERED UNDER THE UNITED STATES
     SECURITIES ACT OF 1933, AS AMENDED (THE "ACT")
     AND MAY NOT BE OFFERED OR SOLD IN THE
     UNITED STATES (AS DEFINED IN REGULATIONS
     UNDER THE ACT) OR TO, OR FOR THE ACCOUNT OR
     BENEFIT OF, U.S. PERSONS(AS DEFINED IN
     REGULATIONS UNDER THE ACT) EXCEPT
     PURSUANT TO REGISTRATION UNDER THE ACT OR
     AN EXEMPTION FROM THE REGISTRATION
     REQUIREMENTS OF THE ACT AND APPLICABLE
     STATE SECURITIES LAWS

No.1                                 US $_________

          NATIONAL AFFILIATED CORPORATION

         12% SENIOR CONVERTIBLE REDEEMABLE
         DEBENTURE DUE SEPTEMBER 25,1998.

     THIS DEBENTURE is one of a duly authorized issue of Debentures of National Affiliated Corporation, a corporation duly organized and existing under the laws of the State of Louisiana (the "Company") designated as its 12% Senior Convertible Redeemable Debentures due September 25, 1998, having an aggregate principal face amount of _________________________(US$_______) which Debentures are being purchased at 83.34% of the face amount of such Debentures.

     FOR VALUE RECEIVED, the Company promises to pay to ________________, the registered holder hereof and its successors and assigns (the "Holder"), the principal face sum of _______________________ (US$_________) on September 25, 1998 (the "Maturity Date"), and to pay interest on the principal sum outstanding, at the rate of 12% per annum due and payable monthly in advance commencing September 25, 1997 pursuant to paragraph 4(b) herein. Accrual of interest shall commence on the date hereof and shall continue until payment in full of the outstanding principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfer of the Debentures (the
"Debenture Register"). The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal due upon this Debenture before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Debenture no later than the tenth (10th) day prior to the Maturity Date by check or on the Maturity Date by wire transfer and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Debenture to the extent of the sum represented by such check or wire transfer plus any amounts so deducted. Interest shall be payable at the election of the Company in the same manner as principal or in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

     This Debenture is subject to the following additional provisions:

      1.The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same but not less than US$50,000.
No service charge will be made for such registration or transfer or exchange, except that transferee shall pay any tax or other governmental charges payable in connection therewith.

      2.The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax or other applicable laws at the time of such payments.

      3.This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the U.S. only in compliance with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any holder of this Debenture, electing to exercise the right of conversion set forth in
Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Debenture, is also required to give the Company (i) written confirmation that it is not a U.S. Person, the Debenture is not being converted on behalf of a U.S. Person ("Notice of Conversion") and the other representations set forth in Section 2(a) of the Subscription Agreement, or (ii) get other certifications as shall be necessary in connection with an exempt transfer. In the event a Notice of Conversion or opinion of counsel is not provided the Holder hereof will not be entitled to exercise the right to convert or transfer the Debentures.

       4.(a)The Holder of this Debenture is entitled, at its option, at any time commencing 45 days after the issue date of this Debenture, to convert all or any amount over $50,000 of the principal face amount of this Debenture then outstanding into shares of common stock ("Conversion
Shares"), no par value, of the Company (the "Common Stock"), at a conversion price for each share of Common Stock equal to the lower of (y) US$0.80 or (z) 75% of the closing bid price of the Common Stock on the last date the Common Stock trades immediately preceding the date of receipt by the Company of notice of conversion from the Holder ("Conversion Date"), as reported by the National Association of Securities Dealers Electronic Bulletin Board ("NASDAQ") or other securities market upon which the Common Stock is then trading (the "Conversion Price"). The Company shall at all times maintain a number of conversion Shares equal to 100% of the number of shares of Common Stock necessary to allow the Holder to fully convert this Debenture. If the number of resultant Conversion Shares would as a matter of law or pursuant to regulatory authority require the Company to seek shareholder approval of such issuance, the Company shall, as soon as practicable, take the necessary steps to seek such approval. If such approval is not received within 30 days after such approval becomes necessary, then the Company shall be required to redeem the Debenture pursuant to the terms and conditions of Paragraph 10 hereof. Such conversion shall be effectuated by surrendering the Debentures to be converted (with a copy, by facsimile or courier, to the Company) to the Escrow Agent, identified in the Subscription Agreement with the form of conversion notice attached hereto as Exhibit I
(the "Notice of Conversion"), executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied by proper assignment hereof in blank. If Conversion Shares shall not have been delivered to the Holder within three (3) days of the Conversion Date, the Company shall pay a penalty in cash in an amount equal to .5% of the face amount of this Debenture calculated daily until the Conversion Shares are so delivered. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Debenture, with the assignment and conversion notice duly executed, to the Escrow Agent identified in the Subscription Agreement or, if earlier, the date set forth in such Notice of Conversion, delivered in person or by facsimile, if the Debenture is received by the Escrow Agent within three (3) business days thereafter. The transferee, assignee or issuee shall execute such investment representations or other documents as are reasonably required by counsel in order to ascertain the available registration exemption.

      (b)Interest at the rate of 12% per annum shall be payable in advance, monthly commencing September 25, 1997 and on the 25th of each month thereafter (unless such day is not a business day, then on the next business day) and on the Maturity Date, accelerated or otherwise. At the election of the Company, interest may be paid in the same manner as principal of the Debenture or in common stock of the Company; provided, however, that, on the Closing Date the Company shall pay the first 3 months interest by issuing Common Stock of the Company as follows: based on the lesser of (x) $0.80 per share or (y) 75% of the closing bid price of the Common Stock on the trading day immediately preceding the Closing Date, the Company shall issue to the Holder shares of Common Stock in an amount equal to the total monthly interest accrued and due (the "Interest Shares"). Common Stock issued pursuant hereto shall be issued pursuant to Regulation S in accordance with the terms of the Subscription Agreement. Thereafter, commencing 91 days after Closing, the Company shall pay interest on a monthly basis in cash (or Common Stock, based on the above formula at the Company's option).

      5.No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time, place, and rate, and in the manner, herein prescribed.

      6.The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereof regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

      7.The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

      8.If one or more of the following described "Events of Default", shall occur and continue for seven (7) days or such other period indicated below:

      (a)The Company shall default in the payment of principal or interest on this Debenture;

      (b)Any of the representations or warranties made by the Company herein, in the Subscription Agreement, dated as the date hereof, between the Company and Holder (the "Subscription Agreement"), or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made;

      (c)The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture (and such failure shall continue uncured for a period of seven (7) days after notice from the Holder of such failure);

      (d)The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business;

      (e)A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment;

      (f)Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter;

      (g)Any money judgment, writ or warrant of attachment, or similar process, in excess of Four Hundred Thousand ($400,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days;

      (h)(i) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within thirty (30) days after such institutions or (ii) the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

      (i)The Company shall have its Common Stock delisted from the NASDAQ Electronic Bulletin Board;

      (j)The Company shall fail to deliver a legal opinion of counsel to the Company as required under Section 4(k) of the Subscription Agreement.

then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any notice or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     In the event the Company becomes aware of any Event of Default, the Company, after it becomes aware thereof, will give written notice thereof to Holder.

      9.This Debenture represents an unsecured obligation of the Company. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      10.Within forty-five (45) days after the Closing Date, the Company may elect to redeem all or part of this Debenture upon payment of one hundred and ten percent (110%) of the principal amount of the Debenture being redeemed together with interest accrued thereon to the date for redemption ("Redemption Price"). If and only if the Company does not have available the number of authorized shares of Common Stock necessary to fully satisfy the Holders conversion option hereunder, then the Holder may elect to require the Company, and the Company shall be so required, to redeem all or part of this Debenture upon payment of one hundred and twenty percent
(120%) of the principal amount of the Debenture being redeemed together with the interest accrued thereon to the date of redemption ("Second Redemption Price"). The Company shall effect a redemption by written notice to the Holder and the Redemption Price/Second Redemption Price will be payable by the Company to the Holder not later than the fifth business day after such notice is sent. The Company may not send notice of redemption on any principal amount of the Debenture for which the Company has received a notice of conversion from the Holder.

      11.The Holder of this Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky law or similar laws relating to the sale of securities.

      12.Holder may assign, transfer, sell or grant any of its rights or obligations hereunder to any person without the consent of the Company; provided, however, that the Company's obligation to a transferee of this Debenture arises only if such assignment, transfer, sale or grant or other dispositions is made in accordance with the terms and conditions of the Subscription Agreement.

      13.In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

      14.This Debenture, the Subscription Agreement and the Escrow
Agreement, dated as of the date hereof by and among the Company, the Holder and The Bank of New York, as escrow agent and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject thereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

      15.The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to Holder, but will suffer and permit the execution of every such power as though no such law had been enacted.

      16.This Debenture shall be governed by and construed in accordance with the laws of New York. Holder hereby waives trial by jury and consents to exclusive jurisdiction and venue in the State of New York.

      17.All disputes or controversies arising under, out of, in connection with or in relation to, this Agreement which cannot be resolved between the parties shall be dealt with as set forth in Section 11 of the Subscription Agreement.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer hereunto duly authorized.

Dated:  September _____, 1997

                                      NATIONAL AFFILIATED CORPORATION


                                      By:
                                      Title:

                            EXHIBIT I

               NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)


     The undersigned hereby irrevocable elects to convert
$__________________ of the above Debenture No. _____ into shares of Common Stock of National Affiliated Corporation (the "Company") according to the conditions set forth in such Debenture, as of the date written below.

     The undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the Securities Act of 1933, as amended, and is not converting the Debenture on behalf of any U.S. Person and the representations contained in the Subscription Agreement are true. If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date of Conversion

Applicable Conversion Price

Signature
    [Print Name of Holder and Title of Signer]

Address